Exhibit 99.1

PURCHASE AGREEMENT

     This Purchase Agreement (this “Agreement”), dated as of March 25, 2005, is by and between RREEF America, L.L.C. (the “Purchaser”), and First Potomac Realty Trust (the “Seller”).

     WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to issue and sell to the Purchaser, an aggregate of 2,050,000 common shares of beneficial interest, par value $0.001 per share (“Common Shares”) of the Seller (the “Shares”);

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.	Purchase and Sale. Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from the Seller, and the Seller agrees to issue and sell to the Purchaser, the Shares at a price per share of $21.95, for an aggregate purchase price of $44,997,500 (the “Purchase Price”). The parties agree that certain of the Shares may be purchased and held in certain client accounts of the Purchaser.

2.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

(a)	Due Authorization. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and discretion of the court before which any proceeding therefor may be brought.

(b)	Prospectus and Prospectus Supplement. The Purchaser has received a copy of the Seller’s Prospectus dated December 14, 2004, and will receive at or before the Closing a copy of the Seller’s Prospectus Supplement dated March 25, 2005.

3.	Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

(a)	Due Authorization. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(b)	Organization and Authority. The Seller has been duly organized and is validly existing in good standing under the laws of the State of Maryland.

(c)	Issuance of the Shares. The issuance and sale of the Shares to the Purchaser have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be fully paid and nonassessable effective as of the Closing (as defined in Paragraph 5 of this Agreement).

4.	Conditions to Obligations of the Parties. The obligations of the parties to effect the purchase and sale of the Shares shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)	each of the representations and warranties of the parties hereto shall be true and correct in all respects as of the Closing; and

(b)	no stop order suspending the effectiveness of the Seller’s registration statement on Form S-3 (registration no. 333-120821) shall be in effect.

5.	Closing. The purchase and sale of the Shares shall be consummated at 10:00 a.m. on March 31, 2005 or at such other time as the parties hereto may mutually agree in writing (such time and date of payment and delivery being herein called the “Closing”). At the Closing, (i) the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an amount designated by the Seller to the Purchaser not less than 24 hours prior to Closing and (ii) the Seller shall deliver to the Depository Trust Company, for the account of the Purchaser as instructed by the Purchaser, the Shares.

6.	Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Maryland.

7.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mater hereof and may be amended only in a writing that is executed by each of the parties hereto.

8.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FIRST POTOMAC REALTY TRUST

By:	/s/ Joel F. Bonder

	Name:	Joel F. Bonder
	Title:	Executive Vice President,
	General	Counsel and Secretary

RREEF AMERICA, L.L.C.

By:	/s/ Jerry Ehlinger

	Name:	Jerry Ehlinger
	Title:	Managing Director

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